Exhibit 99.1
The First Bancshares, Inc. Announces Receipt of Shareholder Approval for Merger
HATTIESBURG, Miss.--(BUSINESS WIRE)--October 22, 2024— The First Bancshares, Inc. (“The First”) (NYSE: FBMS), holding company for The First Bank, (www.thefirstbank.com), announced today that the previously announced merger between The First and Renasant Corporation (“Renasant”), pursuant to the Agreement and Plan of Merger, dated as of July 29, 2024, (the “Merger Agreement”), has been approved by its shareholders. Completion of the transaction remains subject to customary closing conditions, including the receipt of required regulatory approvals.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, The First Bank has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NYSE under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements
Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, among other things, The First management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Renasant and The First. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. The First cautions readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Renasant or The First; and the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the business combination transaction) or to satisfy any of the other conditions to the business combination transaction on a timely basis or at all; the possibility that the anticipated benefits of the business combination transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Renasant and The First do business; the possibility that the business combination transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the business combination transaction; changes in Renasant’s share price before the closing of the business combination transaction; and other factors that may affect future results of Renasant, The First and the combined company. Additional factors that could cause results to differ materially from those described above can be found in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2023, The First’s Annual Report on Form

10-K for the year ended December 31, 2023, and in other documents Renasant and The First file with the SEC, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if The First’s underlying assumptions prove to be incorrect, actual results may differ materially from what The First anticipates. The First cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. The First does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.